UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

LITHIA MOTORS, INC.
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lithia Motors, Inc.
150 N. Bartlett Street
Medford, Oregon 97501

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Participation of Remote Communication and Change of Location relates to the proxy statement (the “Proxy Statement”) of Lithia Motors, Inc. (the "Company"), dated March 11, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 23, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 3, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF PARTICIPATION BY REMOTE COMMUNICATION AND CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 23, 2020

To the Shareholders of Lithia Motors, Inc.:

Due to the emerging public health impact of COVID-19 and out of an abundance of caution to support the health and well-being of our employees, directors and shareholders, NOTICE IS HEREBY GIVEN that the Board of Directors of Lithia Motors, Inc. (the “Company”) has authorized participation via remote communication for the Company’s 2020 Annual Meeting of Shareholders (the "Annual Meeting"). As previously announced, the Annual Meeting will be held on Thursday, April 23, 2020 at 8:30 a.m., Pacific Daylight Time. However, in light of public health concerns, the 2020 Annual Meeting will occur online in a virtual format only, via live webcast at www.virtualshareholdermeeting.com/LAD2020 (the "2020 Annual Meeting Website"). You may notify the Company of your desire to participate in the Annual Meeting by remote communication by logging into the 2020 Annual Meeting Website in advance of the meeting. Log-in will begin at 8:15 A.M. Pacific Daylight Time on April 23, 2020. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 28, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record. To be admitted to the Annual Meeting at the 2020 Annual Meeting Website, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. Registered shareholders who have misplaced their original proxy materials listing their unique control number can find that information by visiting www.shareholder.broadridge.com/bcis/ and selecting the option to create a profile in the top right-hand corner. Additionally, if you have difficulty accessing the Annual Meeting through the 2020 Annual Meeting Website, a phone number will be posted on the website to connect you to technical support. A list of shareholders entitled to vote at the Annual Meeting will be available during the entire time of the Annual Meeting at the 2020 Annual Meeting Website. You may vote or submit questions during the Annual Meeting by following the instructions available on the 2020 Annual Meeting Website during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,
Christopher S. Holzshu
Executive Vice President and Secretary
April 3, 2020

The 2020 Annual Meeting of Shareholders on April 23, 2020 at 8:30 a.m. Pacific Daylight Time is available at www.virtualshareholdermeeting.com/LAD2020.
The proxy materials are available on the Internet at http://www.proxyvote.com.